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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report as it relates to Logix Communications Enterprises, Inc. (and to all references to our Firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP


Oklahoma City, Oklahoma
November 5, 1998